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                                                                    Exhibit 10.6




                                 NANOTECHNOLOGY

                            COLLABORATION AGREEMENT


                                    Between


           Centro Ricerche Fiat  and  Nanoworld Projects Corporation
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                            COLLABORATION AGREEMENT

This Agreement is effective upon the day of execution, and is made between C.R.F. S.C.p.A., a Societa Consortile per Azioni domiciled in Torino, Italy ("CRF"), and Nano World Projects Corporation ("NWPC"), a corporation domiciled in Delaware, United States of America.

WHEREAS, each of the Parties have ongoing research in the fields of nanotechnology and electro-optics;

WHEREAS, each of the Parties have existing know-how and patents autonomously developed in the field of nanotechnology;

WHEREAS, CRF has particular know-how and patents in nanotechnology with respect to optics, electro-optics and photonics;

WHEREAS, NWPC has particular know-how and patents in nanotechnology with respect to the deposition of mono and multi-layers of particles and molecules, known as Dynamic Thin Laminar Flow ("DTLF") that is a modification of the Langmuir-Blodgett methodology and that has been patented by a member of the management of NWPC, Dr. Picard;

WHEREAS, NWPC and CRF desires to continue to develop their proprietary technique independently of the applications mentioned in this agreement and maintain any and all rights to enter into research, development and commercialization projects with other partners and in other nanotechnology application areas, whether in the automotive industry or otherwise;

WHEREAS, NWPC desires to further develop the DTLF technology and apply it to new products and commercial applications, including without limitation, in the automotive industry.

WHEREAS, NWPC desires to collaborate with CRF and benefit from CRF's expertise and ability to conform and set-up specific methodologies and tools for the industrialization of new products;

WHEREAS, NWPC desires to maintain exclusive rights to any and all patents and other intellectual property resulting from such collaboration, related to the DTLF method with certain exceptions granted to CRF as set forth in detail herein;

WHEREAS, CRF desires to participate in such collaboration with NWPC on the terms and conditions expressed herein;

NOW THEREFORE, the Parties, intending to be bound by the consideration of the premises and mutual promises made here, which consideration is deemed by each of the parties to be adequate and sufficient in all respects, hereby agree as follows:

1.  PHASES OF COLLABORATION

    1.1. The parties agree to collaborate on research and development of nanotechnology, particularly in the areas of optics, electro-optics, and photonics, on the terms and conditions set forth herein.

    1.2. There shall be three (3) phases to the collaboration of the parties under this Agreement: the Experimentation Phase, the Application Phase and the Exploitation Phase.

    1.3. The principal purpose of the Experimentation Phase is to guarantee the uniformity of DTLF physical and chemical parameters on the deposited molecular layers by setting up a suitable inspection technique (the "Experimentation").

    1.4. The principal purpose of the Application Phase is to structure and implement a research and development program to develop nanotechnology applications.

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    1.5.  The principal purpose of the Exploitation Phase is to provide for cooperation with respect to continuing identification and exploitation of world-wide industrial needs for nanotechnology applications and to jointly respond to such needs with regard to mutually beneficial research, product development, product commercialization and education.

    1.6. CRF will focus and concentrate its activities under this Agreement on the fields of optics, electro-optics and photonics. The scope of such activities will be oriented to both the automotive and non automotive markets.

2.  EXPERIMENTATION PHASE

    2.1. CRF and NWPC agree that the Experimentation procedure during the Experimentation Phase shall initially be investigated only on rigid substrates.

    2.2. During the experimentation, mono or multi-layers will be applied on rigid flat substrates addressing the development of novel electro-optics films, including, without limitation, (a) electrochromic films,
          (b) electroluminescent films, (c) antireflection films, (d) antiscratch films, and (e) variable refractive index films.

    2.3. NWPC undertakes to assure the reasonable availability of its operating group in Canada for consultation with respect to scientific aspects of proper use of the DTLF methodology.

    2.4. For purposes of the Experimentation Phase, NWPC will Provide to CRF support information reasonably necessary to properly execute the DTLF technique, including without limitation, instructions on the physical-chemical aspects at the base of the DTLF process.

    2.5. For purposes of the Experimentation Phase, CRF shall utilize its expertise in system design, experimentation and validation, purchase of materials, and development of prototypes with industrial characteristics. In addition, CRF shall engage such of its personnel, laboratories, administrative premises and other instruments, materials, computer systems, physical sites, external consultants and additional resources to the extent deemed necessary by CRF to implement, conduct and conclude the Experimentation Phase within the time frame contemplated herein. CRF shall update the software required to control the DTLF equipment as reasonably necessary.

    2.6. CRF shall (a) create a data base of Experimentation information, (b) record the procedures related to the Experimentation, (c) record observations made with respect to future uses of DTLF and issue a Experimentation Phase report compiling all of the foregoing information and any incidental or ancillary Nanotechnology related to the DTLF method obtained during the Experimentation Phase (the "Experimentation Phase Report").

    2.7. The parties agree that the Experimentation shall commence upon signing the agreement. The first Report shall be completed by CRF and delivered to NWPC no later than six months from such commencement date.

    2.8. CRF shall cover the cost of installation of the DTLF equipment in the CRF facilities, including delivery and transport insurance costs.

    2.9. Upon payment of the first installment of the Experimentation Phase Invoice, NWPC shall be permitted to publicize the commencement of the collaboration with CRF on NWPC's web site and other information channels, provided that such disclosure is made in accordance with mutually agreed-upon contents. In addition, CRF hereby permits NWPC to disclose the existence of this Agreement as provided hereinafter.

   2.10. During the period of the agreement, CRF shall permit representatives of NWPC to visit the CRF facilities as such time as NWPC shall deem reasonably necessary to monitor the progress of the work.

   2.11. At the conclusion of the Agreement, CRF shall promptly return to NWPC the DTLF equipment unless otherwise mutually agreed among the parties.

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3. APPLICATION PHASE

   3.1. During the Application Phase, the parties shall collaborate on identifying significant areas that could benefit from nanotechnology applications. The parties shall jointly structure a mutually beneficial research and development program to develop such nanotechnology applications.

   3.2. [Insert additional provisions that are relevant to the Application phase are reported in exibit B].



4.  EXPLOITATION PHASE

    4.1. The parties will collaborate with respect to identification and exploitation of world-wide industrial needs for nanotechnology applications and to jointly respond to such needs with regard to mutually beneficial research, product development, product commercialization and education as provided herein (the "Exploitation Phase").

   4.2. The Exploitation Phase shall include, without limitation, the following activities, subject to the terms and conditions provided in this
         Agreement:

         (i) Continued joint nanotechnology research and product development, including experimentation of mono and multilayers on flexible substrates;

        (ii) Exclusive for NWPC exploitation and commercialization of the Nanotechnology related to the DTLF method described in Exhibit;

       (iii) Joint education, training and collaboration on publishable research;

        (iv)  Exchange of scientists;

         (v) Execution of research topics of broad and specific industrial interest; and

        (vi)  Benchmarking in the field of advanced nanotechnologies;

5.  OWNERSHIP AND EXPLOITATION

    5.1. The Nanotechnology related to the DTLF method developed at CRF premises, according to this agreement, whether patentable or not, shall be the exclusive property of NWPC.

   5.2. The foregoing shall not limit the parties with respect to activities outside of the three areas of optics, electro-optics, and photonics under this Agreement to develop proprietary techniques independently of the applications mentioned in this Agreement (if not based on DTLF technology) and each party expressly reserves the right to enter into research, development and commercialization projects with other partners, whether in the automotive industry or otherwise. Except as otherwise provided herein, this Agreement does not, and shall not be, construed to limit the rights of either party to develop, market, sell lease, service or manufacture competing products.

   5.3. NWPC grants to CRF a non-exclusive , world wide license,to use the Nanotechnoloy related to DTLF method for product developing and experimentation in Vehicle Applications and industrial or general lighting..

     The exploitation, if decided by the customer, will be subject to the patents right, according 5.1, and related exclusive royalties for NWPC. However in no event may CRF transfer, assign disclose or sub-licence nanotechnology related to DTLF without written consent of NWPC.

   5.4. The Parties agree to jointly participate in preparation of patent applications of the Nanotechnology related the DTLF method.

   5.5. The expense to patent and maintain the Nanotechnology related to the DTLF method rights under this Agreement shall be charged to NWPC.

   5.6. Notwithstanding the property rights specified herein, each of the parties shall have right to access and

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         maintain copies of all Nanotechnology related to the DTLF method originated or derived under this Agreement, including without limitation, all applications, products and processes.


   5.7. Unless otherwise agreed in writing, nothing herein shall be deemed to transfer any ownership of any technology, Confidential Information or intellectual property, or other things, tangible or intangible, created by a party, or acquired by a party from a third party, outside the scope or term of this Agreement.

6. COSTS AND EXPENSES

   6.1. The costs and expenses incurred under this Agreement shall be borne by the parties as set forth on Exhibit A attached hereto.

7. REPRESENTATIONS AND WARRANTIES OF NWPC

   NWPC hereby represents and warrants to CRF as follows:

   7.1. NWPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NWPC has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

   7.2. NWPC has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of, NWPC, enforceable in accordance with its terms.

   7.3. The execution, delivery and performance of this Agreement will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the Certificate of Incorporation or Bylaws of NWPC, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which NWPC is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any Governmental Body, or (v) any action of or by, or filing with, any Governmental Body.

   7.4. There is no pending or, to the knowledge of NWPC, threatened, legal, administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on NWPC or the performance by NWPC of this Agreement.

   7.5. NWPC represents and warrants that it is in material compliance with all laws, ordinances and regulations under the jurisdiction of its organization and principal place of operations that are applicable to this Agreement and the performance of its obligations hereunder, and that the services and collaborative development work contemplated hereunder will not violate any such laws except where any violation would not result in a material adverse effect on the business of NWPC.

  7.6. NWPC hereby represents and warrants that all its patents and patents application with regard to the Nanothechnology related to DTLF method do not infringe any rights of third party.



8. REPRESENTATIONS AND WARRANTIES OF CRF
   CRF hereby represents and warrants to NWPC as follows:

   8.1. CRF is a Societa Consortile per Azioni duly organized, validly existing and in good standing under the laws of Italy. CRF has the corporate power to own or lease its properties and assets and to carry on its business as now conducted .

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   8.2.  CRF has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of, CRF, enforceable in accordance with its terms.

   8.3. The execution, delivery and performance of this Agreement will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the charter organizational and governance documents of CRF, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which CRF is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any Governmental Body, or (v) any action of or by, or filing with, any Governmental Body.

   8.4. There is no pending or, to the knowledge of CRF, threatened, legal, administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on CRF or the performance by CRF of this Agreement.

   8.5. CRF represents and warrants that it is in material compliance with all laws, ordinances and regulations under the jurisdiction of its organization and principal place of operations that are applicable to this Agreement and the performance of its obligations hereunder, and that the services and collaborative development work contemplated hereunder will not violate any such laws except where any violation would not result in a material adverse effect on the business of CRF.

9. MANAGEMENT OF THE COLLABORATION AND UNDERTAKINGS

   9.1. Within thirty (30) days following the date of execution of this Agreement, the parties shall each appoint one representative to a joint committee to monitor implementation of this Agreement (the "Committee"). However NWPC shall have the right to appoint an additional representative to the joint committee. The Committee shall develop a program schedule which shall be carried out and implemented by each of the parties, consistent with the policies and procedures applicable to each party's facilities and employees. The parties agree to conduct regular program reviews as shown on such program schedule to ensure their mutual satisfaction with the performance of the development work.

   9.2. The Committee shall set delivery of the specific responsibilities and obligations of the parties in accordance with the mandates of this Agreement. The Committee shall meet at least once per month and at any other mutually agreeable time when requested by the other party. The parties undertake to exercise reasonable efforts to meet with the other party following any request for a meeting by the other party at such reasonable place and time as soon as reasonably possible, not to be later than 14 days from the other party's date of request for such meeting.

   9.3. NWPC will invite a representative of CRF to attend meetings of the NWPC technical committees and to at least one Board of Directors meeting (or portion thereof) during each six month period at which NWPC plans and policies will be discussed that are relevant to this Agreement and/or the activities contemplated herein.

   9.4. CRF will invite a representative of NWPC to attend meetings of the CRF technical committees concerned with nanotechnology, and to at least one Board of Directors meeting (or portion thereof) during each six month period at which CRF plans and policies will be discussed that are relevant to this Agreement and/or the activities contemplated herein.

   9.5. Each party undertakes to use all reasonable efforts to perform its obligations hereunder in a timely manner and to promptly provide to the other party any and all Nanotechnology related to the DTLF method developed hereunder, and such other data, information and/or other results generated from the activities contemplated hereunder. In addition to the foregoing, CRF shall deliver to NWPC one complete summary of any and all Nanotechnology related to the DTLF method developed pursuant to this Agreement during each six month period of the term of this Agreement. The foregoing report shall be subject to the provisions herein regarding Confidential Information.

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   9.6.   In supplying any information or material to other party, each party undertakes to use all reasonable efforts to ensure accuracy and in the event of discovery of any error, to promptly notify the other party.

   9.7. In the event that the parties exchange personnel, such exchange shall only occur under a separate written agreement executed by each party. The parties agree to instruct any such personnel to observe, during their respective stay at the laboratories and offices of another party, the laws of the country of said other party and the rules and regulations applicable at the site of such other party's laboratories and offices.

   9.8. CRF is engaged in national and European projects within the area of nanomaterials for optics and photonics. CRF, with two other partners (CNR and a SME), have submitted a national proposal which is under consideration. CRF has acted in the capacity of project coordinator and principal proposer. CRF will make all reasonable efforts to propose NWPC as a partner in any new proposal submitted in forthcoming European or national calls, being understood that CRF will not be liable for any third parities conditions requested to NWPC to participate to the above projects.

10. REGULATORY COMPLIANCE

    10.1. The parties shall not utilize the Nanotechnology related to the DTLF method in a particular jurisdiction unless and until all regulatory approvals, licenses and permits required by such jurisdiction or any court of competent jurisdiction, governmental body or regulatory agency (a "Governmental Body"), if any, have been obtained. The parties, at their respective sole cost and expense, shall prepare and submit any and all appropriate applications, data and other information required by the jurisdiction of domicile or Governmental Body with authority applicable to the respective party's place of operations, to obtain any and all regulatory approvals, licenses and permits in such jurisdictions.

    10.2. In the event that any Governmental Body restricts or prohibits the marketing, distribution, provision or licensing of the Nanotechnology related to the DTLF method, the rights hereunder shall be subject to and limited by any such restriction or prohibition without liability to the other party of any type or nature except as expressly provided herein to the contrary.

11. LIMITATIONS OF LIABILITY.

    11.1. Except as otherwise provided herein, neither party makes any representations or warranties to the other party, nor to any third party, with respect to the Nanotechnology related to the DTLF method, express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose or that the Nanotechnology related to the DTLF method or derivative applications as developed and designed will met any requirements of or will perform error free or in conformance with the needs or requirements of either party or any customer, partner, or third party affiliated or related to the other party, by contract or otherwise.

   11.2. CRF undertakes to use its best efforts to add NWPC as a co-insured party on CRF's insurance policies with respect to casualty and liability insurance coverage, only with regard the experimental phase.

   11.3. Neither party shall have liability to the other party with respect any and all indirect, special, incidental, consequential, punitive or exemplary damages, whether in contract, in tort or otherwise, including, but not limited to, loss of use, revenue or profit, irrespective of whether such party has been advised of the possibility of such damages, provided, however, that nothing herein shall be construed to limit injunctive relief as may be ordered by any court or arbitrator.

12. CONFIDENTIALITY AND INTELLECTUAL PROPERTY PROTECTION

   12.1. During the term of the Agreement without the prior written consent of the other party (which shall not be unreasonably withheld) neither party shall (a) make any news release, public announcement, denial or confirmation of the nanotechnology subject matter underlying this Agreement and matters related to the parties' collaboration on nanotechnology, or (b) advertise or publish any facts relating to the foregoing. Each party agrees to promptly respond to requests for approval of disclosure from the other party with respect to the foregoing, and approval with respect to the foregoing shall be deemed to have been given by the other party if such written consent, or reason for denial thereof, is not received by the requesting party within 5 business days of each such request.

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   12.2.  Each of the parties acknowledge that during the term of this Agreement and thereafter, one party may have in its possession or have access to Confidential Information. NWPC agrees to keep confidential all such Confidential Information of CRF which it had developed outside of the Agreement, including without limitation, the terms and conditions of this Agreement and other Confidential Information concerning the business of the other party, however obtained, and shall not reveal or disclose the same to any person or entity without the prior written consent of the other party; provided, however, that either party may disclose such information pursuant to a subpoena, order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory or legislative body or agency in which such party is involved; and provided, further, that either party may disclose the terms of this Agreement and such Confidential Information to the extent its counsel determines in good faith that such disclosure is necessary to comply with applicable laws or as reasonably necessary to enforce this Agreement. In the event that either party discloses such Confidential Information in accordance with the previous sentence, such party shall notify the other party.

   12.3. Each of the parties acknowledge that during the term of this Agreement and thereafter, one party may have in its possession or have access to Confidential Information. CRF agrees to keep confidential all such Confidential Information of NWPC or learned during the term of the Agreement, including without limitation, the terms and conditions of this Agreement and other Confidential Information concerning the business of the other party, however obtained, and shall not reveal or disclose the same to any person or entity without the prior written consent of the other party; provided, however, that either party may disclose such information pursuant to a subpoena, order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory or legislative body or agency in which such party is involved; and provided, further, that either party may disclose the terms of this Agreement and such Confidential Information to the extent its counsel determines in good faith that such disclosure is necessary to comply with applicable laws or as reasonably necessary to enforce this Agreement. In the event that either party discloses such Confidential Information in accordance with the previous sentence, such party shall notify the other party.


   12.4. Except as specifically provided herein, CRF shall not permit any third party to, (a) modify or alter, create or attempt to create, by reverse engineering or otherwise, translate or decompile, translate or transfer, or otherwise attempt to make unauthorized copies of the software, hardware, algorithms or source code used in connection with the Nanotechnology related to the DTLF method or any part thereof, (b) make unauthorized use of or adapt the Nanotechnology related to the DTLF method or any part thereof in any way, including using or adapting the Nanotechnology related to the DTLF method or any part thereof outside of the scope of this Agreement, (c) use the Nanotechnology related to the DTLF method or any part thereof to create a derivative work outside of the scope of this Agreement or (d) rent, lease or otherwise provide temporary access to the Nanotechnology related to the DTLF method or any part thereof to any third party that could facilitate any of the foregoing. All modifications, improvements, developments, refinements and enhancements to the Nanotechnology related to the DTLF method shall become a part of, and subject to, inclusion in the definition of Nanotechnology related to the DTLF method under this Agreement.

   12.5. The parties shall at all times undertake best efforts, and shall cause their respective personnel and affiliates to use their respective best efforts, to control, secure, maintain and protect the Nanotechnology related to the DTLF method and all Confidential Information. Upon one party's reasonable request, the other party shall, assist in securing, maintaining and enforcing the Nanotechnology related to the DTLF method rights, including, but not limited to, undertaking any and all necessary and reasonably appropriate actions.

   12.6. NWPC shall have the right in its sole discretion to select and include any trademark or trade name to identify Nanotechnology related to the DTLF method, provided, however, NWPC shall consult with CRF prior to any such selection or implementation of identification.

   12.7. CRF and NWPC shall promptly notify each other any alleged infringement of any Nanotechnology related to the DTLF method. Upon reasonable notice of any infringement, NWPC shall have the right, but not the obligation, to bring any suit or action for infringement of its Intellectual Property at its own expense. CRF shall, if requested by NWPC, actively assist in the prosecution of such action at NWPC costs.

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13. INDEMNIFICATION.

    13.1. Indemnification. CRF or NWPC, as the case may be (the "Indemnifying Party"), shall, at its sole cost and expense, indemnify and hold the other party and their respective directors, officers, employees, agents, representatives and affiliates (each, an "Indemnified Party") harmless with respect to any liabilities, damages, loses, costs and expenses, including reasonable attorney's fees (any or all of the foregoing being hereinafter referred to as a "Loss"), insofar as such Loss arises out of or is based upon (i) a misrepresentation or breach (or alleged misrepresentation or breach) by the Indemnifying Party of its warranties, covenants and agreements contained herein or (ii) a claim that the Nanotechnology related to the DTLF method as used by the Indemnifying Party within the scope of this Agreement, infringes or violates any proprietary rights of any third party.

    13.2. Notice of claim; defense. No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is promptly provided to the Indemnifying Party in writing. The Indemnifying Party shall have the exclusive right to defend against any claim and control such defense. The Indemnified Party shall promptly and fully cooperate with the Indemnifying Party in defending against such claim. In no event shall the Indemnified Party settle any such claim, lawsuit or proceeding without the Indemnifying Party's prior written approval.

14. RECORDS AND MONITORING.

    14.1. If requested in writing by NWPC (the "Requesting Party"), CRF shall permit the Requesting Party to have reasonable access to any and all information, data, documentation (including without limitation, related to scientific investigation or commercial exploitation) and all other records relevant to the Nanotechnology related to the DTLF method ("Nanotechnology Records"), at such other party's place of business during customary business hours, or at the sole determination of the party providing such access, to deliver electronically or by commercial courier to the other party. Each party agrees to keep and make available to the other party all Nanotechnology Records during the term of the respective property rights reserved to each party under this Agreement.

    14.2. The NWPC (the "Requesting Party") may, in its sole discretion, delegate review of the Nanotechnology Records of CRF to such persons, consultants, auditors or otherwise as the Requesting Party deems qualified to review such records on the Requesting Party's behalf, provided, however, that the Requesting Party shall deliver executed undertakings of confidentiality to the other party with respect to any and all Nanotechnology Records and any other records to which such third party shall have access during the course of its review. CRF shall permit the Requesting Party to make and retain a reasonable number of copies, in any reasonable media, digital or otherwise, of any and all of the Nanotechnology Records.

15. DISPUTE RESOLUTION

    15.1. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations, as follows. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at levels one step above the project personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within 10 days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations and may not be submitted as an admission or evidence in any adversarial proceeding or arbitration. The parties, may, but shall not be obligated, to delegate resolution of any dispute to a mutually agreed upon third party, such as a lawyer or accountant, who may be empowered by the parties to resolve such dispute. Each party shall bear its own expenses.

    15.2. If the parties are unable to resolve the dispute by negotiations as set forth above and at least 60 days have elapsed since notice was given, such dispute shall be settled by arbitration as provided below, or by mutual agreement modify or provide for other dispute resolution procedures.

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    15.3. All disputes which the parties are unable to resolve among themselves arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with said Rules, provided that each of such arbitrators shall have no less than ten (10) years experience as practicing attorneys in international commercial law and who have some knowledge of nanotechnology. Prior to submitting any controversy for arbitration, the submitting party shall provide not less than ten (10) business days' notice to the other party of its intention to seek arbitration. The parties shall each propose one arbitrator and the two such arbitrators shall select the third arbitrator. Either party may disqualify the third proposed arbitrator prior to the commencement of the arbitration if actual or potential conflict of independence or conflict of interest can be reasonably demonstrated. If the parties are unable to agree upon a panel of arbitrators within 120 days of the commencement of notice of arbitration, than the International Chamber of Commerce is specifically empowered to appoint three (3) neutral arbitrators having such qualifications as provided above as to whom the parties shall have no rights of veto or disqualification.

    15.4. The place of arbitration shall be London, U.K. The arbitration shall be conducted on a confidential basis and conducted in the English language. If any controversy involves or requires the application of substantive law, this Agreement shall be interpreted in accordance with the laws of the U.K., provided, however, that the interpretation and enforceability of this agreement shall be governed by and construed in accord with the international conventions of arbitration to which the United States, Italy and England are adherents, as such conventions are in effect as of the date of arbitration.

    15.5. The parties to the dispute shall be limited to taking no more than ten
          (10) depositions each. The length of each deposition shall be limited to one (1) day. One initial set and one followup set of interrogatories shall be permitted and must be responded to by the opposing party within a reasonable period of time not to exceed thirty
          (30) days. The arbitration shall be completed within six (6) months from the date of empanelment of the entire arbitration panel. The results of such arbitration shall be determined by majority vote of the arbitration panel.

    15.6. Each party shall bear its own expenses with respect to such arbitration and the costs of such arbitration under the aegis of the International Chamber of Commerce, including without limitation customary compensation for the arbitrators, that shall be borne equally by the parties, provided, however, that the arbitrators are specifically empowered, at their sole discretion, to award to the prevailing party (i) reimbursement for reasonable expenses incurred by the prevailing party with respect to such arbitration, and (ii) the allocated portion of the cost of such arbitration otherwise to be paid by the prevailing party.

    15.7. The judgment upon the award rendered by the arbitrators may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrators are not empowered to award any consequential, incidental, punitive, or exemplary damages nor are they empowered to reallocate the ownership and property interests in the Nanotechnology related to the DTLF method as specified herein. The parties acknowledge that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages, except for costs and expenses as provided above.

16. TERM

    16.1. This Agreement shall be effective upon the day of execution and shall have an initial term of three (3) years. Upon the expiration of such term (or any renewal term), this Agreement shall be automatically renewed for additional one (1) year periods provided that notice of termination is not given by one of the parties (6) six months prior to the expiration of the term then in effect (the initial term and any renewal term shall be referred to as the "Term"). At the renewal of any Term, the parties may by mutual consent modify terms and conditions for the subsequent Term.

    16.2. The non-defaulting party may terminate this Agreement immediately upon written notice to the other party if the other party becomes insolvent, seeks protection under any bankruptcy, trust deed, creditors arrangement, composition or comparable proceeding, proceedings in bankruptcy or insolvency are instituted against the other party, or a receiver is appointed, or if any substantial part of the other party's assets is the object of attachment, sequestration or other type of comparable proceeding and such other party is not defending such action in good faith in a bona fide manner.

    16.3. Either party may terminate this Agreement immediately upon written notice if the other party commits a breach of any of the terms or provisions of this Agreement and does not cure such breach within sixty (60) days after receipt of written notice given by the other party,

    16.4. Upon termination of this Agreement by expiration of the Term or otherwise, all further rights and obligations of the parties shall cease, except that the parties shall not be relieved of any respective obligations under Sections 5, 11, 12, 13, 14, 15, 16 and 18 which shall survive the termination of this Agreement.

    16.5. Without limiting any and all other remedies of the parties provided for herein, in the event of the termination of this Agreement or a breach by a party of its respective obligations set forth herein, each party shall promptly return, at its sole expense, any and all equipment, instruments, Nanotechnology related to the DTLF method, Confidential Information and other property belonging to the other party.

17. CERTAIN DEFINITIONS

    17.1. "Vehicles Applications" shall mean: single parts, components, materials, sub-systems and complete systems, than can find use in vehicles such as Cars, Heavy and light weight trucks , buses , beased on nanotechnologies resulting from the collaboration.

   17.2. "Nanotechnology related to the DTLF method" shall mean all current and future worldwide patents and patent rights, copyrights, trademarks, trade names, trade secrets, know-how, utility models and other intellectual property rights (including without limitation, all applications and registrations with respect thereto) related to the DTLF equipment under this Agreement.


   17.3. "Confidential Information" shall mean all proprietary and confidential information and, by way of example and without limitation, all matters of a technical nature, such as scientific, trade and engineering secrets, "know-how," formulas, secret processes, drawings, works of authorship, machines, inventions, computer programs (including documentation of such programs), services, materials, patent applications, product or marketing plans, other plans, technical information, technical improvements, manufacturing techniques, specifications, ideas, manufacturing and test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, information about costs, profits, markets or sales, lists of customers, accounts and suppliers, procurement and promotional information, credit and financial data, plans for future development, information relating to management, operation and planning, the terms and provisions of contracts, agreements, letters of intent, personnel information, and all other information of a similar nature to the extent not available to the public, of or relating to such party or its subsidiaries and affiliates and their respective businesses, customers, suppliers and accounts (collectively, "Confidential Information").

18. MISCELLANEOUS

    18.1. FURTHER ASSURANCES. At any time or from time to time during the term of this Agreement, each of the parties hereto shall execute and deliver to the other party such additional documents, written instruments, materials and information and take such other actions as such other party may reasonably request to effectively obtain the benefits of the terms and conditions made under this Agreement, and to otherwise cause each of the parties hereto to fulfill their other obligations under this Agreement and the activities contemplated hereunder.

    18.2. EXPORT CONTROL. CRF acknowledges that NWPC is subject to, and must comply with, all applicable laws and regulations, including without limitation the laws of the United States of America, respecting the export, directly or indirectly, of any Nanotechnology related to the DTLF method, Confidential Information or any technical data acquired from the other under this Agreement or any software utilizing any such data, and NWPC must adhere to the laws or regulations of which at any time of export, require an export license or other government approval including but not limited to first obtaining such license or approval.

    18.3. ETHICAL STANDARDS. The parties acknowledge that they are both subject to, and must comply with, certain ethical standards requiring that it shall not, and shall cause its employees, consultants, vendors and affiliates not, to: (1) give or offer to give any gift or benefit to any employees of the other party, (2) solicit or accept any information, data, services, equipment, or commitment from an employee of the other party unless same is (i) required under a contract, or
          (ii) made pursuant to a written disclosure Agreement between the parties, or (iii) specifically authorized in writing by such party's management, (3) solicit or accept favoritism from any employee of the other party, and (4) enter into any outside business relationship with an employee of the other party without full disclosure to, and prior approval of, the appropriate management of such employee. As used herein: "employee" includes employees, consultants, and members of management, as well as members of such person's immediate family and household, plus any other person who is attempting to benefit from his or her relationship to such person. "Gift or benefit" includes money, goods, services, discounts, favors and the like in any form, but excludes low value items such as pens, pencils, and calendars.

    18.4. INDEPENDENT PARTIES. It is the intent of the parties that during the term of this Agreement, the parties shall be independent contractors with respect to each other, and nothing set forth herein shall be deemed or construed to render the parties joint ventures, partners or employer and employee. Neither party is authorized to make any commitment or representation on the other's behalf. During the term of this Agreement, if the term "partnership", "partner" or "development partner" or the like is used to describe the parties' relationship, the parties agree to make it clear to third parties that these terms refer only to the spirit of cooperation between them and neither describe, nor expressly or implied create, the legal status of partners or joint ventures. Except as otherwise specifically provided herein, the parties shall bear their own costs and expenses in connection with execution and performance of this Agreement.

    18.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. Distributor shall not assign, transfer or otherwise dispose of this Agreement in whole or in part to any individual, corporation or other entity without the prior written consent of the other party, which consent shall not be unreasonably withheld, including to any entity in which it has merged or which has otherwise succeeded to all or substantially all of such party's business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void. Notwithstanding the other provisions of this section, in the event that either party is merged with or consolidated into any other entity, or in the event that substantially all of the assets of either party are sold or otherwise transferred to any other entity, the provisions of this agreement will be binding upon, and inure to the benefit of, such other entity.

    18.6. THIRD PARTY BENEFICIARIES. Except as specifically provided for herein, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity hereunder.

    18.7. WAIVERS AND AMENDMENTS. Failure or delay of either party to exercise any right or remedy under this Agreement or to require strict performance by the other party of any provision of this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

    18.8. FORCE MAJEUR. If the performance of any obligation (other than payment and confidentiality obligations) under this Agreement is prevented, restricted or interfered with by reason of war, revolution, civil commotion, acts of public enemies, blockade, embargo, strikes, outage of the Internet, law, order, proclamation, regulation, ordinance, demand, or requirement having a legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this Section, which is beyond the reasonable control of the party affected, then the party so affected shall, upon giving prior written notice to the other party, be excused from such performance to the extent of such prevention, restriction, or interference, provided that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.

    18.9. REMEDIES CUMULATIVE. Except as otherwise set forth herein, any rights of cancellation or termination, or remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedy of which the injured party may be entitled to herein or at law or in equity, including but not limited to the remedy of specific performance.

    18.10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties as to the subject matter hereof and supersedes any and all prior oral or written understandings and agreements as to such subject matter, including any preprinted terms and conditions contained in any purchase orders, invoices and acknowledgments issued hereunder. Each and every exhibit or addendum referred to herein and attached hereto is hereby incorporated by reference as if set forth herein in full.

    18.11. SEVERABILITY. If any provision of this Agreement or the application thereof to any party or circumstances shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provisions by a provision that, to the extent permitted by the applicable law, achieves the purposes intended under the invalid or unenforceable provision. Any deviation by either party from the terms and provisions of this Agreement to the limited extent necessary to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

    18.12. SECTION HEADINGS AND CONSTRUCTION. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.
                                 ------ -----------

    18.13. NOTICES. All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective parties at addresses set forth below or to such other addresses as may be designated by the parties in writing from time to time in accordance with the conditions herein, by registered or certified air mail, postage prepaid, or by express courier service, service fee prepaid, or by telefax with a hard copy to follow via air mail or express courier service. All notices shall be deemed received (i) if given by hand, immediately, (ii) if given by air mail, five (5) business days after posting, (iii) if given by express courier service, three (3) business days after delivery to courier service, or (iv) if given by telefax, upon receipt thereof by the recipient's telefax machine as indicated either in the sender's identification line produced by the recipient's telefax machine or in the sender's transmission confirmation report as produced electronically by the sender's telefax machine.

               To:  Nano World Projects Inc.
                    11715 North Creek Parkway
                    South Bothell, WA 98011
                    Attention: President
                    Tel: 001-604 6623667

                    With a copy to:

                    Steven D.Holmes
                    Holmes & Greenslade
                    Suite 1880, Oceanic Plaza
                    1066 west Hastings Street
                    Vancouver, B.C V6E 3X1
                    sdh@holmesgreenslade.com

               To:  Carlo Vittorio Folonari
                    CRF Executive Vice President
                    Strada Torino 50,
                    10043, Orbassano, Italy
                    Phone:++39 011 9083 210
                    Fax :++39 011 9083 674

                    With a copy to:

               To:  Massimo Casali
                    CRF Planning Director
                    Strada Torino, 50
                    I-10043 Orbassano (Torino), Italy
                    Phone:++39 011 9083 576
                    Fax :++39 011 9083 337

    18.14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representative as of the Effective Date. September 6, 2000.


          NANO WORLD PROJECTS INC.

          By  /s/ Robert Papalia
              ------------------
          Name:  Robert Papalia
          Title:  Director


          By  /s/ Giorgio Marinoni
              --------------------
          Name:  Giorgio Marinoni
          Title:  President


          By  /s/ Battistino Fornero
              ----------------------
          Name:  Battistino Fornero
          Title:  Vice-President and Director


          C.R.F.  S.C.p.A.

          By  /s/ Carlo Vittorio Folonari
              ---------------------------
          Name:   Carlo Vittorio Folonari
          Title:  Executive Vice-President

                                   Exhibit A

                               Costs and Expenses

NWPC hereby agrees to pay to CRF, at the following expirations the following sums:

First year
 .     300,000 $ US for experimental phase , already paid on
 .     300,000 $ US  on December 31th 2000.
 .     300,000 $ US  on March 31th 2001
 .     300,000 $ US  on  June 31th 2001
( the payments above are inclusive of 200,000 $ US of entry fee)

Second year
 .     250,000 $ US  on  September 30th 2001
 .     250,000 $ US  on  December  31th 2001
 .     250,000 $ US  on  March  31th 2002
 .     250 ,000$ US  on  June 31th 2002

Third year
 .     250,000 $ US  on  September 30th 2002
 .     250,000 $ US  on  December  31th 2002
 .     250,000 $ US  on  March  31th 2003
 .     250,000 $ US  on  June 31th 2003

During all phases of this Agreement, CRF shall provide at least 3 researchers and 2 external consultants. During the first year of this Agreement, CRF will cover the expenses of any additional personnel.

CRF shall provide access to its existing laboratory equipment to all collaboration personnel. The allocation of costs and expenses related to the purchase of additional equipment for the collaboration shall be negotiated among the parties.

At the end of the first year, the parties shall mutual evaluate the results of the collaboration and the board of NWPC shall consider an increase of the annual contribution to the collaboration activities.

                                    Exibit B

                               Application Phase

                        Nanoworld - Centro Ricerche Fiat

                      Operating Unit located in Orbassano

The activities will be focused to the fields of Optics, Electro-optics and Photonics.

Most of the work will be made in the existing Optics and Photonic laboratories to which a new dedicated laboratory will be added with the necessary set-ups for the specific activities. The equipment for this new lab will be chosen within September 2000 with the intention to have them ready by February 2001.

The DTLF methodology will be considered as the first technology to experiment all applications.

To be operative as soon as possible with the DTLF system, CRF will utilise its expertise in system design, purchase of materials and development of equipment to assist the NWPC operating units in charge for the development of the DTLF machinery. If requested by NWPC, the personnel at CRF will contribute to the first assembling of the DTLF system including the development of routines to control the processes.

External consultants will be hired from the beginning so that the equipment would better reflect the addressed applications in terms of flexibility of use and in situ film control.

In this phase CRF will conduct a world-wide survey on equipment currently in use to apply and monitor LB films. Companies or institutes that either produce or are known for their specific set-ups will be visited. Reporting on this survey to NWPC will be continuos.

The possibility of using a conventional LB system will be taken into consideration as a reference for the DTLF method.

The application areas will be oriented to the automotive and non automotive markets.

With the purpose to develop electroluminescent and photoluminescent devices the experimentation will start applying to rigid substrates conductive polymers such as derivations of PPV and polyacetylene. Specific care will be given to the deposition of gel-like mono and multilayers at the perculation level with the inclusion of electroluminescent nanoparticles, either inorganic and organic.

The technical programme will be revised every four months in accordance with NWPC.